Exhibit 10.58

FORM OF AGREEMENT

NORTHWEST FLORIDA TIMBER FINANCE, LLC

$180,000,000

4.750% Senior Secured Notes due 2029

______________

NOTE PURCHASE AGREEMENT

______________

Dated April __, 2014

SCHEDULE A    —    DEFINED TERMS

SCHEDULE B    —    INFORMATION RELATING TO PURCHASERS

SCHEDULE 4.4    —    FORMS OF OPINION OF COUNSEL

EXHIBIT A    —    FORM OF INDENTURE AND NOTE

4.750% Senior Secured Notes due 2029

April __, 2014

TO EACH OF THE PURCHASERS LISTED IN
SCHEDULE B HERETO:
Ladies and Gentlemen:
Northwest Florida Timber Finance, LLC, a Delaware limited liability company (together with any successor that becomes such in the manner prescribed in the Indenture, the “Company”), agrees with each of the Purchasers as follows:

Section 1.	Authorization of Notes.
The Company will authorize the issue and sale of $180,000,000 aggregate principal amount of its 4.750% Senior Secured Notes due 2029 (the “Notes”). The Notes will be issued pursuant to an Indenture substantially in the form attached hereto as Exhibit A and will be substantially in the form set out in Exhibit A to the Indenture. Certain capitalized and other terms used in this Agreement are defined in Schedule A. References to a “Schedule” are references to a Schedule attached to this Agreement unless otherwise specified. References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.	Sale and Purchase of Notes.
Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 98.483% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

SECTION 3.	Closing.
The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, NY 10022, on or about 10:00 a.m., EDT time, at a closing (the “Closing”) on April 10, 2014. At the Closing, beneficial interests in the Notes, which will be issued in global form and deposited with the Trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC, will be delivered in book-entry form through DTC to each Purchaser, against delivery by such Purchaser to the Company, or a designee of the Company, of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to Account No. 890 000 7001, Sub Account: The St. Joe Company, Sub Account No. 431-00926, at Jefferies & Company, Inc., 520 Madison Ave, New York, NY, ABA No. 021000018. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled or such failure by the Company to tender such Notes.

SECTION 4.	Conditions to Closing.
Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment, prior to or at the Closing, of the following conditions:
Section 4.1    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct in at the Closing (unless such representation or warranty expressly relates to an earlier date, in which case it shall be correct as of such earlier date).
Section 4.2    Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing. After giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.13), no Default or Event of Default (as such terms are defined in the Indenture) shall have occurred and be continuing.
Section 4.3    Compliance Certificates.
(a)    Company Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying (i) that the conditions specified in Sections 4.1, 4.2, Section 4.5 and 4.14 have been fulfilled, (ii) as to the resolutions attached thereto and other proceedings relating to the authorization, execution and delivery of this Agreement, the Contribution Agreement, the Indenture and the Notes, (iii) as to the good standing of the Company in the State of Delaware, (iv) as to the Company’s organizational documents as then in effect, and (v) as to the names, titles and true signatures of the persons executing on behalf of the Company this Agreement, the Indenture, the Notes and the Contribution Agreement.
(b)    Parent Secretary’s Certificate. The Parent shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (i) the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Contribution Agreement and the LLC Agreement, (ii) the good standing of the Parent in the State of Florida, (iii) the Parent’s organizational documents as then in effect, and (iv) the names, titles and true signatures of the officers of the Parent executing the Contribution Agreement and the LLC Agreement.
Section 4.4    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing, from Sullivan &

Cromwell LLP, New York counsel to the Company, from Edward Wildman Palmer LLP, special counsel to the Company, and from Greenburg Traurig, P.A., special Florida counsel to the Parent, each substantially in the respective form set forth on Schedule 4.4 (and the Company hereby instructs its counsel to deliver such opinions to the Purchasers).
Section 4.5    Installment Sale; Capitalization. The Installment Sale Transaction and Capitalization Transaction shall have been consummated or shall be consummated immediately prior to the Closing hereunder.
Section 4.6    Execution and Delivery of Documents. This Agreement and the Notes shall have been duly executed and delivered by the Company, the Contribution Agreement shall have been duly executed and delivered by the Company and the Parent, and the Indenture and shall have been duly executed and delivered by the Company and the Trustee.
Section 4.7    Indenture Collateral. The obligations shall be secured by a first Lien on and perfected first priority security interest in the Indenture Collateral in favor of the Trustee for the benefit of the Purchasers, and (a) the Installment Note shall have been delivered to the Trustee together with an executed and undated note power, (b) the Letter of Credit shall have been delivered to the Trustee together with an executed and undated beneficiary transfer in the form attached thereto, and (c) the proceeds of any drawing under the Letter of Credit shall have been assigned to the Trustee with the consent of the issuing bank of the Letter of Credit.
Section 4.8    Purchase Permitted By Applicable Law, Etc. [Reserved.]
Section 4.9    Consents and Approvals. The Company shall have delivered to each Purchaser true and correct copies of all consents, approvals or authorizations of any Governmental Authority, if any, necessary for the Company to issue the Notes.
Section 4.10    Supplemental Interest Account. Contemporaneously with the Closing, the Supplemental Interest Account (as defined in the Indenture) shall have been funded with the Supplement Interest Amount (as defined in the Indenture).
Section 4.11    Sale of Other Notes. Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.
Section 4.12    Financial Statements. Each Purchaser shall have received the pro forma balance sheet of the Company as of the Closing Date giving effect to the Capitalization Transaction, the issuance of the Notes and the proceeds received from the sale thereof.
Section 4.13    Securities Eligibility. A CUSIP indentification number issued by Standard & Poor’s CUSIP Service Bureau shall have been obtained for the Notes. The Notes shall be “eligible securities” for purposes of DTC’s electronic book-entry transfer system.
Section 4.14    Changes in Corporate Structure. The Company shall not have changed its jurisdiction of formation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity since the date of this Agreement.

SECTION 5.	Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
Section 5.1    Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the limited liability company power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement, the Indenture and the Notes and to perform the provisions hereof and thereof.
Section 5.2    Authorization, Etc. This Agreement, the Indenture and the Notes have been duly authorized by all necessary action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof, and the Indenture and each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3    Disclosure. The Company has delivered to each Purchaser a copy of a Preliminary Private Placement Memorandum, dated April 3, 2014 (as supplemented by the Final Private Placement Memorandum, the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company. The Memorandum, taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum, since its creation the Company has not engaged in any business or activity. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.
Section 5.4    No Subsidiaries.  The Company has no Subsidiaries.
Section 5.5    Material Liabilities. The Company does not have any Material liabilities that are not disclosed in the Memorandum.
Section 5.6    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement, the Indenture and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien (other than the Permitted Liens) in respect of any property of the Company under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, limited liability company agreement, shareholders agreement or any other agreement or instrument to which the Company is bound or by which the Company or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
Section 5.7    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement, the Indenture or the Notes.
Section 5.8    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the best knowledge of the Company, threatened in writing against or affecting the Company or any property of the Company in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
(b)    The Company is not (i) in default under any agreement or instrument to which it is a party or by which it is bound, (ii) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (iii) in violation of any applicable law, ordinance, rule or regulation of any Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.15), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.9    Taxes. The Company has filed all tax returns (if any) that are required to have been filed by it in any jurisdiction, and has paid all taxes shown to be due and payable on such returns and all other taxes and assessments (if any) levied upon it or its properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments the amount of which, individually or in the aggregate, would not be Material. The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 5.10    Title to Property; Leases. As at Closing, the Company will have no property other than the Installment Note, the Letter of Credit and cash and investments permitted to be made in accordance with the Indenture. On the date of Closing, after giving effect to the Capitalization Transaction, the Company will have good and sufficient title to the Installment Note and be the beneficiary under the Letter of Credit, in each case free and clear of Liens prohibited by this Agreement or the Indenture. The Company is not a party to any lease.
Section 5.11     Licenses, Permits, Etc. The Company owns or possesses all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks,

trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.
Section 5.12    Private Offering by the Company. Neither the Company nor, to its knowledge, anyone acting on its behalf has offered the Notes or any similar Securities for sale to, or solicited any offer to buy the Notes or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and 7 Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor, to its knowledge, anyone acting on its behalf has taken any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.13    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes hereunder as set forth under “Issuer—Use of Proceeds” in the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own and has no present intention to own margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.14    Existing Indebtedness; Future Liens. (a) Except for the Notes to be issued under the Indenture, the Company has no outstanding Indebtedness.
(b)    Except pursuant to the Indenture, the Company has not agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that secures Indebtedness.
(c)    Other than the Indenture and the LLC Agreement, the Company is not a party to, or otherwise subject to any provision contained in any agreement which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness (excluding the Notes) of the Company.
Section 5.15    Foreign Assets Control Regulations, Etc. (a) Neither the Company nor any Controlled Entity is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”) (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (iii) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act, the Comprehensive Iran Sanctions, Accountability and Divestment Act (CISADA) or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (i), clause (ii) or clause (iii), a “Blocked Person”). Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.
(b)    No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (ii) otherwise in violation of U.S. Economic Sanctions.
(c)    Neither the Company nor any Controlled Entity (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.
(d)    5.15.2    Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;
(1)    To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Government Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and
(2)    No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.
Section 5.16    Status under Certain Statutes. The Company is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

SECTION 6.	Representations of the Purchasers.
Section 6.1    Purchase for Investment. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.
Section 6.2    DTC Agent. Each Purchaser understands that J.P. Morgan Securities LLC is acting as DTC agent for the Company in connection with the Purchaser’s acquisition of the Notes from the Issuer (J.P. Morgan Securities LLC, in such capacity, the “DTC Agent”). Each Purchaser severally acknowledges and agrees that (i) the DTC Agent will act solely as the agent of the Company and not of the Purchaser, (ii) the DTC Agent (in such capacity) is not acting in the capacity of placement agent, initial purchaser or any similar capacity in connection with the Purchaser’s acquisition of the Notes from the Company, (iii) the DTC Agent has no duties to any Purchaser in such capacity and assumes no responsibility for any obligations of the Issuer to any Purchaser, and (iv) such Purchaser has not relied upon the DTC Agent or any of its partners, members, officers, counsel, agents or representatives for legal, investment or tax advice in making any decision with respect to its purchase of the Notes.

Section 6.3    Placement Agent. Each Purchaser understands that J.P. Morgan Securities LLC is acting as placement agent for the Company in connection with the Purchaser’s acquisition of the Notes from the Issuer (J.P. Morgan Securities LLC, in such capacity, the “Placement Agent”). Each Purchaser severally acknowledges and agrees that (i) the Placement Agent will act solely as the agent of the Company and not of the Purchaser, (ii) the Placement Agent is not acting in the capacity of initial purchaser, principal, underwriter or any similar capacity in connection with the Purchaser’s acquisition of the Notes from the Company and its role will not give rise to any express or implied commitments by the Placement Agent to purchase or place any of the Notes, (iii) the Placement Agent has no duties to any Purchaser in such capacity and assumes no responsibility for any obligations of the Issuer to any Purchaser, and (iv) such Purchaser has not relied upon the Placement Agent or any of its partners, members, officers, counsel, agents or representatives for legal, investment or tax advice in making any decision with respect to its purchase of the Notes.
Section 6.4    Qualified Purchaser; Qualified Institutional Buyer; ERISA. Each Purchaser severally represents that (a) it is a U.S. person, as defined in Regulation S under the Securities Act, (b) it is a qualified institutional buyer (“Qualified Institutional Buyer”) as that term is defined in Rule 144A under the Securities Act and a qualified purchaser (“Qualified Purchaser”) within the meaning of Section 3(c)(7) of the Investment Company Act of 1940, as amended, acquiring the Notes for its own account or for the account of a Qualified Institutional Buyer (who is also a Qualified Purchaser) purchasing for investment and not for distribution in violation of the Securities Act, and (c) either (i) it is not, and is not acquiring or holding the Notes, directly or indirectly on behalf of or with any assets of an “employee benefit plan” within the meaning of Section 3(3) of ERISA that is subject to Title I of ERISA, a “plan” within the meaning of and subject to Section 4975 of the Code, an entity the underlying assets of which are deemed to include assets of any such “employee benefit plan” or “plan,” or a plan that is subject to any federal, state, local or non-U.S. law (“Similar Law”) that is substantively similar to the provisions of Section 406 of ERISA or Section 4975 of the Code or (ii) neither its acquisition nor holding of, nor its exercise of any rights under, the Note will constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of Similar Law.
Section 6.5    No Distribution. Each Purchaser severally represents that it has not, nor has anyone acting on such Purchaser’s behalf, offered, transferred, pledged, sold or otherwise disposed of the Notes, any interest in the Notes or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Notes, any interest in the Notes or any other similar security from, or otherwise approached or negotiated with respect to the Notes, any interest in the Notes or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Notes under the Securities Act or that would render the disposition of the Notes a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Notes.
Section 6.6    Access to Information; Knowledge. (a) Each Purchaser severally represents that such Purchaser (i) has been furnished with a copy of the Memorandum and the Indenture, (ii) has reviewed such documents and (ii) understands the risks of, and other considerations relating to, the purchase of the Notes, including the risks set forth under “Risk Factors” in the Memorandum and the effect of the provisions of Section 5.01 of the Indenture (“Events of Default”).
(b)    Each Purchaser severally acknowledges and agrees that (i) such Purchaser has had the opportunity to ask questions of and receive answers from the Company concerning the purchase of the Notes and all matters relating thereto or any additional information deemed necessary to such Purchaser’s decision to purchase the Notes, (ii) such Purchaser has obtained any and all additional information requested by the Purchaser and its representatives to verify the accuracy of all information furnished to the Purchaser regarding the offering of the Notes, (iii) such Purchaser is not relying on the Company or any of its partners, members, officers, counsel, agents or representatives for legal, investment or tax advice, and (iv) such Purchaser has made its own decision to purchase the Notes based on its own independent review and consultations with its own legal, investment, tax or other advisers as it deemed necessary.
(c)    Each Purchaser severally represents that such Purchaser has such knowledge and experience in financial and business affairs that the Purchaser is capable of evaluating the merits and risks of purchasing, and other considerations relating to, the Notes to be purchased by the Purchaser pursuant to this Agreement, and the Purchaser has not relied in connection with the Purchaser’s purchase of the Notes upon any representations, warranties or agreements other than those set forth in this Agreement, the Indenture and the Memorandum, but has relied solely upon the advice of the Purchaser’s own representative, counsel, accountant and other advisors, with regard to the legal, investment, tax and other considerations regarding an investment in the Notes.
Section 6.7    Economic Suitability. Each Purchaser severally represents that such Purchaser is able to bear the economic risks of the Notes, is able to hold the Notes for an indefinite period of time, is presently able to afford a complete loss on an investment in the Notes, has adequate means of providing for current needs and possible contingencies, has no need for immediate liquidity in the Notes, and does not know of any circumstances which might result in a change in the representations and warranties set forth in this paragraph.
Section 6.8    Transfers. Each Purchaser severally acknowledges and understands the transfer restrictions applicable to the Notes as set forth under “Transfer Restrictions” in the Memorandum, including, without limitation, that (i) the Notes have not been, and will not be, registered under the Securities Act and will not be listed on any securities exchange, (ii) the Notes may only be transferred to U.S. Persons who are both Qualified Institutional Buyers and Qualified Purchasers, subject to the Trustee’s receipt of documentation evidencing such transferee’s status in a form reasonably satisfactory to the Company, (iii) the Company is entitled to refuse to honor any transfer of Notes to a transferee that is not a U.S. Person who is both a Qualified Institutional Buyer and a Qualified Purchaser and (iv) the Company may redeem any Notes held by a holder if it is determined that such holder is not a Qualified Institutional Buyer and a Qualified Purchaser.

SECTION 7.	Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Indenture and the Notes, the purchase or transfer by any Purchaser of any

Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement, the Indenture and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 8.	Amendment and Waiver.
Section 8.1    Requirements. This Agreement may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that no amendment or waiver of any of Sections 1, 2, 3, 4, 5 or 6 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing.
Section 8.2    [Reserved.]
Section 8.3    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 8 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement or default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and any holder of a Note and no delay in exercising any rights hereunder, under the Indenture or under any Note shall operate as a waiver of any rights of any holder of such Note.
Section 8.4    Amendments to Indenture and Notes. The Indenture and the Notes may be amended or waived only in accordance with the terms thereof.

SECTION 9.	Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(iii)    if to the Company, to the Company at the following address: Northwest Florida Timber Finance, LLC, c/o The St. Joe Company, 133 South WaterSound Parkway, WaterSound, Florida 32413, Attention: the General Counsel and Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.
Notices under this Section 9 will be deemed given only when actually received. Upon and after the execution of the Indenture, all notices shall be given in accordance with the terms of the Indenture.

SECTION 10.	Reproduction of Documents.
This Agreement, the Indenture and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 10 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 11.	Confidential Information.
For the purposes of this Section 11, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or (d) constitutes financial statements delivered to such Purchaser under the Indenture that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 11, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 11), (v) any Person from which it offers to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 11), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default (as defined in the Indenture) has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement or the Indenture. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 11 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or the Indenture or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 11.
In the event that as a condition to receiving access to information relating to the Company in connection with the transactions contemplated by or otherwise pursuant to this Agreement or the Indenture, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through a secure website, a secure virtual workspace or otherwise) which is different from this Section 11, this Section 11 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 11 shall supersede any such other confidentiality undertaking.

SECTION 12.	Miscellaneous.
Section 12.1    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 12.2    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with this Agreement (including, without limitation, the definition of “Indebtedness”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 12.3    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 12.4    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 12.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 12.6    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the laws of the State of New York.
Section 12.7    Jurisdiction and Process; Waiver of Jury Trial. (d) Each party hereto irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, each party hereto irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(e)    Each of the Company and the Purchasers consents to process being served by or on behalf of any holder of Notes, in the case of the Company, or the Company, in the case of any Purchaser, in any suit, action or proceeding of the nature referred to in Section 12.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 9 or at such other address of which the other party shall then have been notified pursuant to said Section. Each of Company and the Purchasers agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.
(f)    Nothing in this Section 12.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(g)    THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS AGREEMENT, THE NOTES OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.
* * * * *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,
NORTHWEST FLORIDA TIMBER FINANCE, LLC

By
Name:
Title:

This Agreement is hereby
accepted and agreed to as
of the date hereof.

[Add Purchaser Signature Blocks]

SCHEDULE A – DEFINED TERMS
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” means this Agreement, including all Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Anti-Corruption Laws” is defined in Section 5.15(d)(1).
“Anti-Money Laundering Laws” is defined in Section 5.15(c).
“Blocked Person” is defined in Section 5.15(a).
“Business Day” means for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Tampa, Florida are required or authorized to be closed.
“Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP as of the date hereof.
“Capitalization Transaction” means the contribution of the Installment Note and Letter of Credit by the Parent to the Company pursuant to the Contribution Agreement.
“Closing” is defined in Section 3.
“Closing Date” means the date on which the Closing occurrs.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” is defined in the first paragraph of this Agreement.
“Confidential Information” is defined in Section 11.
“Contribution Agreement” means the Contribution Agreement, to be dated on or prior to the date of Closing, by and between the Company and the Parent.

“Controlled Entity” means (i) any of the Company’s Controlled Affiliates and (ii) Parent and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“DTC” is defined in Section 3.
“DTC Agent” is defined in Section 6.2.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means:
(a)    the government of
(i)    the United States of America or any state or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.
“Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a)    to purchase such indebtedness or obligation or any property constituting security therefor;

(b)    to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;
(c)    to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or
(d)    otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.
In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead-based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to the Indenture, provided, however, that if such Person is a nominee, then for the purposes of Sections 8.2 and 9 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.
“Indebtedness” means with respect to any Person, at any time, without duplication,
(a)    its liabilities for borrowed money and its redemption obligations in respect of mandatorily redeemable Preferred Stock;
(b)    its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable and trade payables arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c)    (i) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases and (ii) all liabilities which would appear on its balance sheet in accordance with GAAP in respect of Synthetic Leases assuming such Synthetic Leases were accounted for as Capital Leases;

(d)    all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e)    all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);
(f)    the aggregate Swap Termination Value of all Swap Contracts of such Person; and
(g)    any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
“Indenture” means the Indenture, to be dated as of the date of Closing, by and between the Company and the Trustee, substantially in the form attached hereto as Exhibit A.
“Indenture Collateral” has such meaning as given in the Indenture.
“Installment Note” means the Purchase Note in the principal amount of $200,000,000, dated as of March 5, 2014, made by Panama City Timber Finance, LLC to the Parent, to be transferred to the Company on or before the date of Closing pursuant to the Contribution Agreement.
“Installment Sale Transaction” means the sale of certain timberlands by Parent and certain of its affiliates to AgReserves, Inc. pursuant to the Sale and Purchase Agreement, dated as of November 6, 2013, by and between Parent and AgReserves, Inc.
“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Letter of Credit” means the Irrevocable Standby Letter of Credit No. TFTS-859403 of JPMorgan Chase Bank, N.A., dated as of March 5, 2014, of which the Parent is a beneficiary, which will be transferred to the Company on or before the date of Closing pursuant to the Contribution Agreement.
“Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital

Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company, to be dated as of the Closing Date, by and among the Parent and the managers of the Company.
“Material” means material in relation to the business, financial condition, assets, properties, or prospects of the Company.
“Material Adverse Effect” means a material adverse effect on (a) the business, financial condition, assets or properties of the Company, (b) the ability of the Company to perform its payment obligations under this Agreement, the Indenture and the Notes, or (c) the validity or enforceability of this Agreement, the Notes or the Indenture.
“Memorandum” is defined in Section 5.3.
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“Notes” is defined in Section 1.
“OFAC” is defined in Section 5.15(a).
“OFAC Listed Person” is defined in Section 5.15(a).
“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing. A list of OFAC Sanctions Programs may be found at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.
“Officer’s Certificate” means a certificate of a manager or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“Parent” means the sole member of the Company, The St. Joe Company, a Florida corporation.
“Permitted Liens” means Liens (i)  arising by operation of law in the ordinary course of business for sums not due and payable or sums that are being contested in good faith and (ii) for state, municipal and other local taxes if such taxes shall not at the time be due and payable or if the Issuer shall currently be contesting the validity thereof in good faith by appropriate proceedings, and (iii) in favor of the Trustee created pursuant to the Indenture.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Placement Agent” is defined in Section 6.3.

“Preferred Stock” means any class of capital stock of a Person that is preferred over any other class of capital stock (or similar equity interests) of such Person as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such Person.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with the Indenture), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such Note as the result of a transfer thereof pursuant to the Indenture shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.
“Qualified Institutional Buyer” is defined in Section 6.4.
“Qualified Purchaser” is defined in Section 6.4.
“Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Required Holders” means at any time (i) prior to the Closing, the Purchasers, and (ii) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding.
“Securities” or “Security” has the meaning specified in section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Similar Law” is defined in Section 6.4.
“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership or joint venture can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries).
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Swap Contract” means (a) any and all interest rate swap transactions, basis swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward foreign exchange transactions, cap transactions, floor transactions, currency options, spot contracts or any other similar transactions or any of the foregoing (including, without limitation, any options to enter into any of the foregoing), and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. or any International Foreign Exchange Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amounts(s) determined as the mark-to-market values(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts.
“Synthetic Lease” means, at any time, any lease (including leases that may be terminated by the lessee at any time) of any property (a) that is accounted for as an operating lease under GAAP and (b) in respect of which the lessee retains or obtains ownership of the property so leased for U.S. federal income tax purposes, other than any such lease under which such Person is the lessor.
“Trustee” means Wilmington Trust, National Association, as trustee under the Indenture.
“U.S. Economic Sanctions” is defined in Section 5.15(a).
“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.